Exhibit 21.1

Subsidiaries of Imation Corp.

		Country or State in Which Subsidiary was Organized	Percentage of Ownership

	Imation Enterprises Corp	U.S.	100
	Imation Latin America Corp	U.S.	100
	Imation Mexico S.A. de C.V.	Mexico	100
	Imation do Brasil Ltda	Brazil	100
	Imation Chile S.A.	Chile	100
	Imation Latin America Marketing S.A.	Panama	100
	Imation Mercosur Trading S.A.	Uruguay	100
	Imation Funding Corp	U.S.	100
	Memorex Products Inc.	U.S.	100
	Imation Online Services Corporation	U.S.	100
	IMN Data Storage LLC	U.S.	100
	IMN Data Storage Holdings CV	Netherlands	100
	Imation Holding BV	Netherlands	100
	Imation Europe BV	Netherlands	100
	TME GmbH	Germany	100
	Imation U.K. Limited	United Kingdom	100
	Imation S.r.l.	Italy	100
	Imation Middle East FZE	United Arab Emirates	100
	Imation Polska Sp. Z.O.O.	Poland	100
	Imation Holdings Pte Ltd.	Singapore	100
	Imation Asia Pacific Pte Ltd.	Singapore	100
	Imation ANZ Pty Ltd.	Australia	100
	Imation Singapore Pte Ltd.	Singapore	100
	Imation (Malaysia) SDN BHD	Malaysia	100
	Imation India Private Ltd.	India	100
	Imation Corporation Japan	Japan	100
	Imation Korea, Inc.	South Korea	100
	Imation Hong Kong Ltd.	Hong Kong	100
	Imation (Shanghai) Co. Ltd.	China	100
	Imation Information Technology (Beijing) Ltd.	China	100
	Imation Taiwan Ltd.	Taiwan	100
	Memorex Products (Taiwan) Inc.	Taiwan	100
	Imation (Thailand) Ltd.	Thailand	100
	Imation Argentina S.A.C.I.F.I.A.	Argentina	100
	Imation Colombia S.A.	Colombia	100
	Imation Canada Inc.	Canada	100
	Imation Ireland Ltd.	Ireland	100
	Nexsan Corporation	U.S.	100
	Nexsan Technologies, Inc.	U.S.	100
	Nexsan Technologies Limited	United Kingdom	100
	Nexsan Technologies Canada Inc	Canada	100
	Springtek Limited	United Kingdom	100
	6360246 Canada Inc.	Canada	100
	6360319 Canada Inc.	Canada	100
	Global Data Media FZ-LLC	United Arab Emirates	51*
	MBI International FZ-LLC	United Arab Emirates	51*
	MBI International Services Private Ltd.	India	51*
	MBI India Marketing Private Ltd.	India	51*
*	Global Data Media FZ-LLC and its subsidiaries are joint ventures.